Exhibit 99.1

Esports Entertainment Group First Quarter

Revenue Rises 86% Q/Q to $16.4 Million

Year-over-Year and Quarterly Sequential Growth Continues

Reaffirms Fiscal 2022 Revenue Guidance of Over $100 Million

Hoboken, New Jersey – November xx, 2021 (GLOBE NEWSWIRE): Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”) today announced financial results for its fiscal 2022 first quarter ended September 30, 2021.

Fiscal First Quarter 2022 Financial Results

●	Net revenue of $16.4 million, up $16.2 million compared to 1Q21 and an 86% increase compared to net revenue of $8.8 million in 4Q21
●	Gross profit of $10.0 million, up $10.2 million compared to 1Q21 and a 92% increase compared to $5.2 million in 4Q21
●	Gross margin of 61%, compared to 59% in 4Q21
●	GAAP Net loss of $0.5 million, or $0.03 per share, compared to net loss of $1.8 million, or $0.15 per share in 1Q21, and net loss of $4.8 million, or $0.28 per share, in 4Q21
●	Non-GAAP adjusted EBITDA* of ($2.7 million), compared to adjusted EBITDA of ($2.6 million) in 1Q21 and adjusted EBITDA of ($5.5 million) in 4Q21
●	As of September 30, 2021, the Company had total cash and cash equivalents of $0.9 million

○	Subsequent to the end of the quarter, the Company raised $8.0 million in gross proceeds via a preferred stock offering

* Reconciliation on non-GAAP financial measures provided in the tables of this press release.

First Quarter 2022 and Recent Operational Highlights

●	Completed acquisition of BetHard, the B2C business of Gameday Group, which brought the Company gaming licenses in Sweden and Spain
●	Submitted transactional waiver to the New Jersey Division of Gaming enforcement, which, pending final approval, would allow the Company to begin in-state betting operations
●	Completed $8.0 million private placement of convertible notes with $17.50 conversion price
●	Expanded roster of professional sports team partnerships with new agreements with the Indianapolis Colts, Tampa Bay Buccaneers and Los Angeles Chargers
●	Launched fan-centered EGL ClubClash program with professional sports teams
●	Partnered with Hall of Fame Resort and Entertainment Company to become the official esports provider for the Hall of Fame Village powered by Johnson Controls
●	Entered into agreement to launch state-of-the-art Helix eSports gaming facility at UCLA
●	Established content partnership with ESTV EsportsTV, the world’s first 24-7 live linear video channel dedicated to esports

●	Partnered with NetEase to become official North American tournament and broadcast provider of Naraka: Bladepoint

Management Commentary

“Our first quarter revenue nearly matched our performance for the entirety of FY21 and reflects our recent platform building transactions. With the strong start to FY22 and continued momentum in our business, we are reiterating our expectation that Esports Entertainment will eclipse more than $100 million in revenue this fiscal year,” said Grant Johnson, CEO of Esports Entertainment Group. “The powerful combination of marquee partnerships, expansive portfolio of products and services and strategic acquisitions is expected to drive double digit year-over-year and quarterly sequential financial growth throughout fiscal 2022. We remain ideally positioned in iGaming and e-sports, two of the fastest growing entertainment verticals, and our team is focused on executing our rapid expansion strategy, which we expect will further strengthen our market position and allow us to scale and achieve operating leverage from our portfolio of unique and powerful assets.”

Fiscal 2022 Financial Outlook

The Company expects net revenue growth of at least 490% to $100 million in FY22, driven primarily by the platform-building and strategic diversification acquisitions completed in calendar 2021.

Conference Call

Esports Entertainment Group will host a conference call and webcast today, Monday, November 15, at 5:00 p.m. ET to answer questions about the Company’s operational and financial highlights for its fiscal 2022 first quarter as well as other recent developments.

Date:	Monday, November 15, 2021
Time:	5:00 p.m. Eastern Time
Live Call:	+1-866-269-4260 (U.S. Toll-Free) or +1-323-289-6576 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1513062&tp_key=33147e4e48

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 29 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 8268937.

About Esports Entertainment Group

Esports Entertainment Group is a full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Our mission is to help connect the world at large with the future of sports entertainment in unique and enriching ways that bring fans and gamers together. Esports Entertainment Group and its affiliates are well-poised to help fans and players to stay connected and involved with their favorite esports. From traditional sports partnerships with professional NFL/NHL/NBA/FIFA teams, community-focused tournaments in a wide range of esports, and boots-on-the-ground LAN cafes, EEG has influence over the full-spectrum of esports and gaming at all levels. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

US Investor Relations

JCIR

Joseph Jaffoni, James Leahy, Norberto Aja

212-835-8500

gmbl@jcir.com

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media Inquiries

brandon.apter@esportsentertainmentgroup.com

Investor Relations Inquiries

Jeff@esportsentertainmentgroup.com

Esports Entertainment Group, Inc.

Consolidated Balance Sheets

	September 30, 2021	June 30, 2021

ASSETS

Current assets
Cash	$926,983	$19,917,196
Restricted cash	2,945,654	3,443,172
Accounts receivable, net	377,673	136,681
Receivables reserved for users	5,061,768	2,290,105
Other receivables	803,704	658,745
Prepaid expenses and other current assets	2,922,104	3,264,344
Total current assets	13,037,886	29,710,243

Equipment, net	789,637	726,942
Operating lease right-of-use asset	1,168,635	1,272,920
Intangible assets, net	59,030,190	45,772,555
Goodwill	52,328,021	40,937,370
Other non-current assets	2,441,080	1,315,009

TOTAL ASSETS	$128,795,449	$119,735,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$11,599,709	$8,458,689
Payable for Bethard acqusition	4,629,388	-
Liabilities to customers	6,116,869	3,057,942
Deferred revenue	151,045	22,110
Current portion of notes payable and other long-term debt	219,024	223,217
Operating lease liability - current	375,628	414,215
Contingent consideration - current	3,266,000	-
Total current liabilities	26,357,662	12,176,173

Senior convertible note, net of unamortized discount	7,941,998	6,302,504
Notes payable and other long-term debt	165,599	221,300
Warrant liability	11,691,400	23,500,000
Deferred income taxes	5,503,861	1,870,861
Operating lease liability - non-current	820,082	878,809
Contingent consideration - non-current	2,583,480	-

Total liabilities	55,064,083	44,949,647

Stockholders’ equity
Preferred stock $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 21,983,172 and 21,896,145 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively	21,983	21,896
Additional paid-in capital	123,264,256	122,341,002
Accumulated deficit	(47,460,717)	(46,908,336)
Accumulated other comprehensive loss	(2,094,156)	(669,170)
Total stockholders’ equity	$73,731,366	74,785,392

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$128,795,449	$119,735,039

Esports Entertainment Group, Inc.

Consolidated Statements of Operations

	Three Months Ended September 30,
	2021	2020

Net revenue	$16,408,291	$222,392

Operating costs and expenses:
Cost of revenue	6,451,292	420,075
Sales and marketing	7,386,463	604,118
General and administrative	11,175,136	3,055,808
Total operating expenses	25,012,891	4,080,001

Operating loss	8,604,600	3,857,609

Other income (expense):
Interest expense	(2,345,196)	(1)
Change in fair value of warrant liability	11,808,600	2,100,953
Other non-operating loss	(1,411,185)	(51,836)
Total other income	8,052,219	2,049,116

Loss before income taxes	552,381	1,808,493

Income tax benefit (expense)	-	-

Net loss	$552,381	$1,808,493

Basic and diluted loss per common share	$(0.03)	$(0.15)
Weighted average number of common shares outstanding, basic and diluted	21,954,892	12,173,038

Adjusted EBITDA

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

Esports Entertainment Group, Inc.

Adjusted EBITDA

	Three Months Ended September 30,
	2021	2020

Net income (loss)	$(552,381)	$(1,808,493)

Adjusted for:
Interest	2,345,196	1
Income tax	-	-
Depreciation and amortization	3,342,352	266,448
Shared based compensation	882,372	1,007,672
Amortization of debt discount	1,639,494	-
Transaction related expenses	63,000	-
Other non-operating cost	1,411,185	51,836
Change in fair value of warrant liability	(11,808,600)	(2,100,953)
Total adjusted EBITDA (loss)	$(2,677,382)	$(2,583,489)

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measure used by the Company in this press release may be different from the methods used by other companies.

We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, non-core litigation, settlement and related costs, remeasurement of warrant liabilities, and certain other non-recurring, non-cash or non-core items, as described in the reconciliation below.

Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation, amortization, and stock-based compensation), or are not related to our underlying business performance (for example, in the case of interest income and expense and litigation settlement and related costs).